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                                                                    EXHIBIT 10-E




                                  TRU*SERV(TM)












                              TRU*SERV CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN

                       (AMENDED EFFECTIVE JULY 24, 1998)














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    WORLD HEADQUARTERS  8600 W. Bryn Mawr Avenue Chicago, Illinois 60631-3505
                                  773/695-5000
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                          SUPPLEMENTAL RETIREMENT PLAN

                       Amended Effective January 1, 1998

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 ESTABLISHMENT OF THE PLAN. TRU*SERV CORPORATION (the "Company") has heretofore established an unfunded supplemental retirement plan, which is known as the "TRU*SERV CORPORATION SUPPLEMENTAL RETIREMENT PLAN"(the "Plan") and which was originally effective January 1, 1988. This Amendment is effective January 1, 1998.

1.2 PURPOSE. The purpose of this Plan is to supplement the benefits from the Company's Qualified Retirement Plan for selected executives of the Company and its subsidiaries.

SECTION 2. DEFINITIONS

2.1 DEFINITIONS. Whenever used in this Plan, it is intended that the following terms shall have the meanings set forth below:

          (a) "ACTUARIAL EQUIVALENT" means the term as defined in the Qualified Retirement Plan.

          (b) "ADMINISTRATOR" means an individual or committee appointed by the Chief Executive Officer and so identified to Participants.

          (c) "BOARD" means the board of Directors of the Company.

          (d) "CHANGE IN CORPORATE STRUCTURE" means either:

                    (I) During any period of two (2) consecutive years (not
              including any period prior to January 1, 1998), individuals who at the beginning of such period constitute the Board (and any new Director, whose election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of


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              the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or (ii) the consummation of: (A) a plan of liquidation of the Company; or (B) sale or disposition of all or substantially all the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, including the merger of Cotter & Company and ServiStar Coast to Coast, July 1, 1997.

          (e) "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer of the Company.

          (f) "COMPANY" MEANS TRU*SERV CORPORATION, a Delaware corporation.

          (g) EARLY RETIREMENT DATE means the date on which the participant attains age 55 and completes at least 10 years of Service, or, with respect to persons who on July 1, 1997, or, on December 31, 1997 were Officers of the Company or Participants in the Plan, the date such person actually terminates employment.

          (h) "FINAL AVERAGE COMPENSATION" means the average of the sum of the Participant's base annual salary plus performance, plus bonuses, which are paid for goal or performance achievements, and (including any reduction therein related to a Participant-elected deferral of such base annual salary, or bonuses to a later payment date, but excluding the payment of any such deferred base salary or bonus in the year received) paid during the three (3) highest paid calendar years in the ten (10) calendar years of continuous employment with the Company or a Predecessor Corporation immediately preceding the date on which occurs the earliest of the Participant's retirement (at or after his Normal Retirement Date or Early Retirement Date), death, or Early Retirement Date), death, or termination subsequent to a Change in Corporate Structure.

          (i) "HIS" means Participant, without regard to actual gender.
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          (j) "NORMAL RETIREMENT DATE" means the date on which a Participant has both attained age sixty (60) and completed five (5) years of Service.

          (k) "OFFICER" means an employee holding one or more of the following positions: President, Chief Executive Officer, Chief Operating Officer, or Vice President, but shall not include Assistant Vice Presidents.

          (1) "PARTICIPANT" means an Officer or a management employee of the Company or any subsidiary thereof who satisfies the participation requirement of
Section 3.1 hereof.

          (m) "PREDECESSOR CORPORATION" means a corporation (and its subsidiaries) which have been acquired by the Company or which became part of the Company through a merger, consolidation or reorganization, including but not limited to ServiStar Coast to Coast Corporation ("ServiStar").

          (n) "PRIMARY SOCIAL SECURITY BENEFIT" means the estimated monthly primary old-age Social Security insurance benefit to which the Participant is or would be entitled at his Normal Retirement Date or at his retirement if later, based on the provisions of the Social Security Act in effect on the date of retirement, before any offsets for earned income. For purposes of estimating the Primary Social Security Benefit, it shall be assumed that the Participant has no wages covered by Social Security after retirement.

          (o) "QUALIFIED RETIREMENT PLAN" means any retirement plan which is maintained by the Company and/or any subsidiary thereof and which is a qualified plan under Section 401 (a) of the Internal Revenue Code, excluding the TruServ Corporation Employee Savings and Compensation Deferral Plan. The amount of the benefits payable from such Qualified Retirement Plan shall be determined on an actuarially equivalent lump sum basis in accordance with such retirement plan.

          (p) "SECULAR TRUST BENEFITS" means benefits from any "secular" trust provided for by the Company, any of its subsidiaries, any Predecessor Corporation or a Participant
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himself, under which contributions to the trust for a Participant's benefit are immediately taxable to the Participant.

          (q) "SERVICE" shall have the same meaning in this Plan as "Years of Service" in the Qualified Retirement Plan under which the Participant's last date of hire. Service with a Predecessor shall also be counted and for this purpose, such service shall be quantified in terms of Years of Service in accordance with the rules of the Qualified Retirement Plan under which the Participant is covered.

          (r) "SURVIVING SPOUSE" means the spouse to whom a deceased Participant has been lawfully married: (1) for a period of at least one year ending on the date of the Participant's death; or (2) where such death occurs after benefit payments have commenced under the Plan, as of the commencement date of those payments to the Participant.

SECTION 3. PARTICIPATION

3.1 SELECTION OF PARTICIPANTS. Officers of the Corporation shall be participants in the Plan. The Chief Executive Officer, in his discretion, may also select those persons to be Participants in the Plan from among those other management employees of the Company and its subsidiaries who are Participants in a Qualified Retirement Plan. Notwithstanding the foregoing, no employee previously employed by ServiStar shall become a Participant in this Plan if he has elected in writing to continue to participate in the ServiStar supplemental executive retirement plan.

SECTION 4. RETIREMENT BENEFITS

4.1  NORMAL RETIREMENT BENEFIT.

     (a) ELIGIBILITY. A Participant shall receive a normal retirement benefit upon termination of Service on or after his Normal Retirement Date.

     (b) AMOUNT.

     (i) BENEFIT. The Participant's benefit shall be a "Defined Lump Sum" which shall be an amount equal to the sum of thirty-three (33) percent of the Participant's Final Average Compensation for each Year of Service up to age fifty-five (55) and forty-two (42) percent of the

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Participant's Final Average Compensation for each Year of Service after age fifty-five (55), up to a maximum of six hundred sixty (660) percent of the Participant's Final Average Compensation, reduced by the Actuarial Equivalent lump sum amounts that the Participant has received or is eligible to receive from any of the other sources of benefits described in Subsection 4.1(b)(ii).

     (ii)  OTHER SOURCES OF BENEFITS. The other sources of benefits include:

     Qualified Retirement Plans;

     Payments made to a participant's individual secular trust pursuant to
     Section 7.2; The lump sum equivalent of the Participant's Primary Social Security Benefit to which he is entitled, whether or not received, multiplied by a fraction, the numerator of which is the Participant's Years of Service (but not more than 20) and the denominator of which is 20; and

     Secular Trust Benefits (including the cash surrender value of any life insurance) plus any amounts paid to the Participant to "gross up" the Participant for taxes paid by the Participant with respect to contributions to a Secular Trust, under this Plan or any Predecessor Corporation plan.

     For purposes of calculating the lump sum equivalent of a Participant's Primary Social Security Benefit, such lump sum equivalent will be considered to be ninety-six (96) times the Primary Social Security Benefit.

     (c) PAYMENT AND DURATION. Such Participant's Defined Lump Sum calculated in

               (b) above shall be paid on the first day of the calendar month after the date the Participant's Service terminates pursuant to this
          Section 4.1, unless with the consent of the Administrator, the Defined Lump Sum shall be converted into an Actuarial Equivalent single life annuity. Payment of monthly retirement benefits pursuant to a single life annuity, shall commence as on the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Section 4.1, unless at the election of the Participant, the Defined Lump Sum is converted and shall continue to be paid as of the first day of each month for the remainder of the Participant's life. If a Participant is married, however, and does not elect benefits to be paid as provided in Section 6.1, such
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          amount shall be paid in the form of an Actuarial Equivalent joint and survivor annuity with fifty (50) percent of such Participant's reduced monthly lifetime amounts being payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.

4.2  EARLY RETIREMENT BENEFITS.

     (a) ELIGIBILITY. A Participant shall receive vested early retirement benefits under the provisions of this Plan upon termination of his Service prior to his Normal Retirement Date, but on or after his Early Retirement Date.

     (b) AMOUNT. Upon termination of a Participant's Service, pursuant to (a) above, the Participant shall be entitled to receive a vested early retirement benefit. Such benefit shall be computed in the same manner as the Participant's normal retirement benefit under Subsection 4.1(b), based on the Participant's Final Average Compensation and Years of Service as of the date his Service terminates.

     (c) PAYMENT AND DURATION. Such Participant's Defined Lump Sum calculated in Subsection 4.1(b) above shall be paid on the first day of the calendar month after the date the Participant's Service terminates pursuant to Section 4.1(b) unless with the consent of the Administrator, the defined lump sum shall be converted into an Actuarial Equivalent single life annuity. Payment of monthly retirement benefits pursuant to a single life annuity, shall commence as on the first day of the calendar month beginning on or after the date the Participant's Service terminates pursuant to this Section 4.2 unless at the election of the Participant, the Defined Lump Sum is converted and shall continue to be paid as on the first day of each month for the remainder of the Participant's life. If a Participant is married, however, and does not elect benefits to be paid as provided in Section 6.1, such amount shall be paid in the form of an Actuarial Equivalent joint and survivor annuity with fifty (50) percent of such Participant's reduced monthly lifetime amounts being payable to such Participant's Surviving Spouse for the remainder of such Spouse's life.
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SECTION 5. DEATH BENEFIT

5.1  PAYMENTS TO SURVIVING SPOUSE.

     (a) ELIGIBILITY. A Surviving Spouse shall receive a death benefit under the provisions of this Plan, upon the death, prior to the payment of a benefit, of a Participant eligible to receive a retirement benefit under Subsection 4.1 or 4.2.

     (b) AMOUNT. The monthly death benefit payable to an eligible Surviving Spouse shall be equal to fifty-five (55) percent of the Participant's Defined Lump Sum determined in accordance with Subsection 4.1(b) or 4.2(b), whichever is applicable, or at the surviving spouse's option converted to an Actuarial Equivalent single life annuity.

     (c) PAYMENT AND DURATION. Such Surviving Spouse's death benefits shall be in a single lump sum, with the consent of the Administrator, in an Actuarial Equivalent single life annuity. Payment of monthly death benefits provided under this Plan shall commence as of the first day of the calendar month beginning after the date of a Participant's death and shall continue to be paid monthly thereafter as of the first day of each month for the remainder of the Surviving Spouse's life unless paid in a single lump sum.

SECTION 6. OPTIONAL PAYMENT METHOD

6.1 MARRIED PARTICIPANT'S PAYMENT FORM ELECTION. A married Participant who is eligible to receive any benefits provided under Section 4 hereof may, prior to terminating Service, elect to have those benefits paid in the alternative form of a joint and survivor annuity which will continue monthly payments for life to his spouse equal to one hundred (100) percent of the actuarially reduced monthly amount paid to him during his lifetime. The benefits payable to the Participant and his spouse under this alternative form shall be the Actuarial Equivalent to the value of the benefits that would have otherwise been payable to him under Section 4 hereof. A Participant's election under this Section 6 must be filed in writing with the Administrator at least sixty (60) days prior to the date his monthly benefit payments are to commence under Section 4.
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SECTION 7. FINANCING OF BENEFITS

7.1 CONTRACTUAL OBLIGATION. Subject to the provisions of Section 8.3 hereof, it is intended that the Company is under a contractual obligation to fully fund all benefit obligations, and to make the payments, under this Plan while it is in effect.

7.2 PARTICIPANT SECURITY. A "rabbi" trust may be established under this Plan by the execution of a separate trust agreement with one or more trustees. The assets of the rabbi trust will be held, invested and disposed of by its trustee, in accordance with the terms of the rabbi trust, for the exclusive purpose of providing Plan benefits for those Participants employed by the Company. The assets of the rabbi trust shall at all times be subject to the claims of the general creditors of the Company.

The rabbi trust shall be a means of segregating and accumulating funds to be used to pay benefits pursuant to the terms of this Plan, and no part of the assets of the rabbi trust shall be recoverable by the Company, until all benefits payable under this plan have been paid to Participants; provided, however, that the assets of the rabbi trust shall be subject at all times to the claims of the Company's creditors. Plan Participants and Surviving Spouses shall have no preferred claim on, or any beneficial ownership interest in, any assets of the rabbi trust. Any rights created under the Plan and rabbi trust shall be mere unsecured contractual rights of Plan Participants and their surviving spouses against the Company.

In the event of a Change in Corporate Structure, a Defined Lump Sum Payment under Section 8.3, or if the Company has a Senior Debt to Capital Ratio of more than 2.0 to 1.0, each Participant's vested benefits shall be transferred from the Company and/or the rabbi trust to individual secular trusts for the exclusive benefit of each Participant and Surviving Spouse. The assets transferred from the rabbi trust to the individual secular trusts shall be divided in proportion to the accrued benefit as of the date of the transfer.


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The Company shall be relieved of any obligation to pay any benefits under this
Plan to a Participant or surviving spouse to the extent such obligation has been discharged through payments made under the rabbi trust or to a Participant's Secular Trust.

7.3 For the purposes of this Section 7 the following definitions shall be applicable:

     "Affiliate" shall mean any person, partnership, firm or corporation, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

     "Capitalized Lease" shall mean any lease which is capitalized on the books of the Company, or should be so capitalized under GAAP.

     "Debt to Worth Ratio" shall mean the relationship, expressed as a numerical ratio, between:

               (i) the total of all liabilities of Company which would appear on a balance sheet of Company in accordance with GAAP including Capitalized Lease obligations; and

               (ii)  Tangible Net Worth.

          "GAAP" shall mean generally accepted accounting principles currently in effect in the United States as they may be changed or supplemented from time to time.

          "Tangible Net Worth" shall mean the total of all assets which, under GAAP, would appear on the consolidated balance sheet of the Company and its Affiliates, less the sum of the following:

          (a) the book amount of all such assets which would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, noncompete agreements, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

          (b) any net write-up in the book value of any such assets resulting from a revaluation thereof subsequent to January 1, 1998;
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          (c)  all reserves, including reserves for depreciation, obsolescence, depletion, insurance and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

          (d) the amount, if any, at which any shares of stock of the Company or any Affiliate appear on the asset side of such consolidated balance sheet;

          (e) all liabilities of the Company and its Affiliates shown on such consolidated balance sheet; and

          (f) all investments in foreign Affiliates and unconsolidated domestic Affiliates.

SECTION 8. MUTUAL AGREEMENTS

8.1 GUARANTEE OF EMPLOYMENT. Nothing herein shall be construed as conferring upon the Participant any greater rights to employment by the Company and its subsidiaries than he would otherwise have.

8.2 LIABILITY. Neither the Company and any subsidiary thereof nor any shareholder, director, Officer or other employee of the Company or any other person shall be liable for any act or failure to act under the Plan, except for gross negligence or fraud.

8.3 AMENDMENT OR TERMINATION OF THE PLAN. The Company reserves the right to amend, modify, terminate, or discontinue the Plan at any time. Such action shall only be by resolution of the Board of Directors and shall be final, binding, and conclusive as to all parties, including any Participant, any Surviving Spouse thereof and all other Company or subsidiary employees and persons; provided, however, that any such Company action to amend, terminate or discontinue the Plan or to change the payment amount or the time and manner of payment thereof as then provided in the Plan shall not be effective and operative with respect to any Participant or Surviving Spouse who already is vested or has commenced receipt of benefit payments under Sections 4, 5, 6 or 9 hereof, as applicable, on the date of such Company action or with respect to any Spouse to whom benefits under Section 6 hereof, as applicable, would be payable due to the subsequent




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      death of any such Participant then receiving benefit payments. Unless any amendment, termination, or modification results in a new, or modified Plan, with equal or improved terms to this Plan, the benefits of all Participants in the Plan shall be vested and payable in a Defined Lump
      Sum in accordance with Section 4.2 at the effective time of such change in the terms of the Plan.

8.4 ASSIGNMENT OF RIGHTS. No benefits payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8.5 APPLICABLE LAW. This Plan is intended to constitute a plan which is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and that except to the extent that ERISA applies to such plan, the laws of Illinois will apply.

8.6 OVERPAYMENT. If any payment under this or a Predecessor Corporation Plan shall be determined by the Company to have been excessive or improper and the Participant or his Surviving Spouse shall fail, upon Company request, to make repayment to the Company of such overpayment, the Company shall deduct the amount of such overpayment from any future benefit payments under this Plan.

8.7 FACILITY OF PAYMENT. Whenever a Participant or a Surviving Spouse entitled to a monthly retirement benefit or death benefit hereunder shall be determined to be under a legal disability or otherwise incapacitated in any way as so to be unable to manage his or her financial affairs, the following provisions apply. The Company may direct that all or any portion of the monthly retirement payments or death benefits to be made to such Participant or Surviving Spouse shall be made to such person's spouse or any other person, in any manner that the Company considers advisable, to be expended for his benefit. The decision of the Company shall, in each case, be



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final and binding upon all persons, and any payment made pursuant to this provision shall operate as a complete discharge of the obligations of the Company under the Plan.

8.8 ACTION CONCLUSIVE. The Administrator has sole discretion administering and interpreting all provisions of this Plan. Any action or decision made by the Administrator with respect to eligibility for and payment of supplemental retirement income benefits of death benefits to be made under the Plan made by the Administrator in good faith will be binding and conclusive on the Participant, his Spouse or his beneficiary.

8.9 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of the Participant and the Company and any successor company of the Company by way of merger, reorganization, acquisition, or sale by the Company of substantially all of its assets.

SECTION 9. CHANGE IN CORPORATE STRUCTURE

In the event of a Change in Corporate Structure each Participant at the time of the change in the Corporate Structure who is not already vested under the Plan shall be vested and have a right to receive all benefits calculated and paid in accordance with Section 4.2. Unless such surviving or successor employer agrees to maintain the Plan in accordance with its existing, or improved terms following the Change in Corporate Structure the benefits of all Participants in the Plan shall be vested and payable in a Defined Lump Sum, at the effective time of any such change in the terms of the Plan.


                                Executed on this ___ day of ____________, 1998.



Attest:
By:__________________________   By: _________________________


Title:_______________________   Title: ______________________